Exhibit 99.1

BRIACELL THERAPEUTICS CORP. ANNOUNCES CLOSING OF

PLAN OF ARRANGEMENT SPINNING OUT BRIAPRO THERAPEUTICS CORP. TO

EXISTING SHAREHOLDERS

●	BriaCell Therapeutics Corp. closes Arrangement effecting the distribution described in the plan of arrangement.

Toronto, Ontario, August 31, 2023 - BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, today announces that the Company has closed the previously announced plan of arrangement spinout transaction (the “Arrangement”) pursuant to which certain pipeline assets of the Company, including Bria-TILsRx™ and protein kinase C delta (PKCδ) inhibitors for multiple indications including cancer (the “SpinCo Assets”), were spun-out to BriaPro Therapeutics Corp. (“SpinCo”), resulting in a 2/3rd owned subsidiary of the Company with the remaining 1/3rd held by BriaCell shareholders (“BriaCell Shareholders”).

Pursuant to the terms of the Arrangement, SpinCo has acquired the entire right and interest in and to the SpinCo Assets in consideration for the issuance by SpinCo to the Company of SpinCo common shares. Under the terms of the Arrangement, for each BriaCell share held immediately prior to closing, BriaCell Shareholders receive one (1) common share of SpinCo, and one (1) new common share of BriaCell (retiring their old share) having the same terms and characteristics as the existing BriaCell common shares. The Company will remain listed on the NASDAQ Stock Market and Toronto Stock Exchange, and SpinCo is an unlisted reporting issuer in Canada.

Computershare Investor Services Inc. (“Computershare”) will forward replacement certificates to each Company shareholder that is entitled to receive certificates, representing their allotted number of SpinCo common shares and BriaCell common shares in accordance with the Arrangement. Letters of transmittal have been mailed to registered holders of BriaCell common shares, which must be completed and returned to Computershare together with the share certificates of BriaCell common shares at the address specified in the letter of transmittal in order for Company shareholders to receive common shares of SpinCo and new common shares of BriaCell. A copy of the letter of transmittal is also available under the Company’s profile on SEDAR at www.sedar.com.

Early Warning

As noted above, immediately following the closing of the Arrangement, the Company controls 2/3rd of the SpinCo common shares representing approximately 66.6% of the issued and outstanding common shares of SpinCo.

As a result of the Arrangement, there are approximately 47,945,178 SpinCo common shares issued and outstanding. The Corporation now beneficially owns or controls approximately 31,963,452 SpinCo common shares, representing 2/3rd of the issued and outstanding SpinCo common shares.

The Company expects the new BriaCell common shares to begin trading on or about September 5, 2023, under the symbol “BCT”.

For further details on the Arrangement and the business of SpinCo following the Arrangement, please refer to the Company’s proxy statement dated July 24, 2023 which was mailed to its shareholders and filed on the Company’s SEDAR profile available at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov, on August 31, 2023.

This news release is issued pursuant to National Instrument 62-104 – Take-Over Bids and Issuer Bids and National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues. A copy of the related early warning report will be filed with the applicable securities commissions and be available under BriaCell’s profile on SEDAR at www.sedar.com.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Cautionary Note Regarding Forward-Looking Information

This release includes forward-looking information (within the meaning of Canadian securities laws and within the meaning of the United States Private Securities Litigation Reform Act of 1995) regarding BriaCell and its business. Often but not always, forward-looking information can be identified by the use of words such as “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of management of BriaCell and are based on assumptions and subject to risks and uncertainties. Although management of BriaCell believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. Forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting BriaCell and SpinCo. Although BriaCell has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and BriaCell does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Additional information relating to BriaCell, including its annual information form, can be located on the SEDAR website at www.sedar.com and on the EDGAR section of the SECs website at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Neither the Toronto Stock Exchange, nor its Regulation Services Provider, have approved the contents of this release or accept responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com